UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	July 25, 2018
MGIC Investment Corporation
__________________________________________
(Exact name of registrant as specified in its charter)

Wisconsin	1-10816	39-1486475
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

250 E. Kilbourn Avenue, Milwaukee, Wisconsin		53202
________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	414-347-6480

Not Applicable
Former name or former address, if changed since last report
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
[  ]  Emerging Growth Company
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 5.07.    Submission of Matters to a Vote of Security Holders.
Our Annual Meeting of Shareholders was held July 25, 2018. At that meeting, shareholders took the following actions with respect to the proposals described in our 2018 Proxy Statement:

1.     The following directors were elected:

	For	Withheld	Broker Non-Votes
Daniel A. Arrigoni	292,143,752	2,406,981	35,519,433
Cassandra C. Carr	291,484,937	3,065,796	35,519,433
C. Edward Chaplin	292,122,327	2,428,406	35,519,433
Curt S. Culver	291,520,136	3,030,597	35,519,433
Timothy A. Holt	292,152,335	2,398,398	35,519,433
Kenneth M. Jastrow, II	286,800,114	7,750,619	35,519,433
Michael E. Lehman	287,738,171	6,812,562	35,519,433
Melissa B. Lora	292,183,049	2,367,684	35,519,433
Gary A. Poliner	292,057,775	2,492,958	35,519,433
Patrick Sinks	291,736,920	2,813,813	35,519,433
Mark M. Zandi	292,016,951	2,533,782	35,519,433

2.	The compensation of our named executive officers for 2017 was approved, on an advisory basis, by the following vote:

For	Against	Abstain	Broker Non-Votes
289,799,950	2,841,567	1,909,216	35,519,433

3.	Our Amended and Restated Rights Agreement was approved by the following vote:

For	Against	Abstain	Broker Non-Votes
260,104,152	32,679,953	1,766,628	35,519,433

4.	The ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the year ending December 31, 2018 was approved by the following vote:

For	Against	Abstain	Broker Non-Votes
319,510,134	8,786,186	1,773,846	—

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MGIC INVESTMENT CORPORATION
Date: July 27, 2018	By:/s/ Jeffrey H. Lane
Jeffrey H. Lane
Executive Vice President, General Counsel and Secretary